UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

PREDICTIVE ONCOLOGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PREDICTIVE ONCOLOGY INC.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Telephone: (651) 389-4800
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on August 10, 2021
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Predictive Oncology Inc. (the “Company”) on August 10, 2021, at 3:00 PM (Central Time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purposes:
1.
To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company common stock from 100,000,000, to 200,000,000 (the “Charter Proposal”);

2.
To approve an amendment to the Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated Plan”) to increase the reserve of shares of common stock authorized for issuance thereunder by 1,500,000, to 3,250,000 (the “Plan Proposal”);

3.
To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of common stock of the Company pursuant to a previously approved equity line of credit arrangement (the “Equity Line Proposal”);

4.
To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”); and

5.
To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Charter Proposal, the Plan Proposal, the Equity Line Proposal and/or the Auditor Proposal, as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.

These items of business are more fully described in the proxy statement accompanying this Notice.
For key information to consider before you vote, please see “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING” beginning on page 1 of this proxy statement.
The record date for the Special Meeting is June 16, 2021. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.
By Order of the Board of Directors,
Sincerely,
/s/ J. Melville Engle
J. Melville Engle
Chief Executive Officer
Eagan, Minnesota
July 7, 2021

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 10, 2021:
The Proxy Statement is
available at https://investors.predictive-oncology.com

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 100,000,000, TO 200,000,000	5
PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,500,000, TO 3,250,000	7
PROPOSAL 3: APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF COMMON STOCK PURSUANT TO AN EQUITY LINE OF CREDIT ARRANGEMENT	11
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	13
PROPOSAL 5: APPROVAL OF ADJOURNMENT	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 100,000,000, TO 200,000,000	A-1
APPENDIX B: FORM OF AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN AS IF PROPOSAL NO. 2 WERE APPROVED	B-1

i

PREDICTIVE ONCOLOGY INC.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Telephone: (651) 389-4800
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Predictive Oncology Inc. (the “Company” or “Predictive”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of the Company’s counsel, Maslon LLP on August 10, 2021, at 3:00 PM (Central Time), including any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.
The Company intends to mail this proxy statement and accompanying proxy card on or about July 7, 2021, to all stockholders of record entitled to vote at the Special Meeting.
Am I allowed to attend the Special Meeting in person?
Stockholders may attend the Special Meeting in person. Any stockholder who desires to attend in person is kindly asked to provide advance written notice to bmyers@predictive-oncology.com. If you would like directions to the offices of the Company’s counsel, Maslon LLP, please call please call (651) 389-4800. Please note that any stockholder who attends the Special Meeting in person will be required to wear a mask, in light of the ongoing COVID-19 pandemic and vaccination efforts.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on June 16, 2021 will be entitled to vote at the Special Meeting. On the record date, there were 65,339,695 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on June 16, 2021, your shares were registered directly in your name with the Company’s transfer agent, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on June 16, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?
There are five (5) matters scheduled for a vote:
Proposal 1:    To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 100,000,000, to 200,000,000 (the “Charter Proposal”).
Proposal 2:    To approve an amendment to the Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated Plan”) to increase the reserve of shares of common stock authorized for issuance thereunder by 1,500,000, to 3,250,000 (the “Plan Proposal”).
Proposal 3:    To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of common stock of the Company pursuant to a previously approved equity line of credit arrangement (the “Equity Line Proposal”).
Proposal 4:    To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”).
Proposal 5:    To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Charter Proposal, the Plan Proposal, the Equity Line Proposal and/or the Auditor Proposal, as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.
How do I vote?
For Proposals 1, 2, 3, 4 and 5, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote your shares even if you have already voted by proxy.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
To vote by email, complete, sign and date the enclosed proxy card and scan and email it to Chad.Dalton@equiniti.com. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on August 9, 2021, to be counted.

•
To vote by internet, please follow the instructions on your proxy card.

•
To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on August 9, 2021, to be counted.

•
To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. Any stockholder who desires to attend in person is kindly asked to provide advance written notice to bmyers@predictive-oncology.com. Please note that any stockholder who attends the Special Meeting in person will be required to wear a mask, in light of the ongoing COVID-19 pandemic and vaccination efforts.

Internet Voting
We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in real time at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of June 16, 2021.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposal 1, 2, 3, 4 and 5.
Who is the Company’s proxy solicitor, and who is paying for this proxy solicitation?
The Company has retained Regan & Associates, Inc. (“Regan”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Regan a fee of $37,500, plus out-of-pocket expenses, for these services. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Regan, at (212) 587-3005.
In addition, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Are proxy materials available on the Internet?
This proxy statement is available at https://investors.predictive-oncology.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•
You may send a written notice to the secretary of the Company before the Special Meeting stating that you would like to revoke your proxy.

•
If you have signed and returned a paper proxy card, you may sign a new proxy card bearing a later date and submit it as instructed above.

•
If you have voted by telephone or Internet, you may cast a new vote by telephone or over the Internet as instructed above.

•
You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting for each proposal separately. For Proposals 1, 2 and 3, the inspector of election will count “FOR”, “AGAINST”, abstentions and broker non-votes. For Proposals 4 and 5, the inspector of election will count “FOR”, “AGAINST” and abstentions. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal 1, for which broker non-votes will have the same effect as “Against” votes.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals 4 and 5 are matters considered routine under the NYSE rules. All other proposals are matters considered non-routine by the New York Stock Exchange, and therefore, there may be broker non-votes on these proposals.
How many votes are needed to approve each proposal?
•
To be approved, Proposal 1 must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy — in other words, a “For” vote from a majority of all outstanding shares of common stock (net of treasury shares). If you “Abstain” from voting, it will have the same effect as an “Against” vote. A broker non-vote will also have the same effect as an “Against” vote.

•
To be approved, Proposals 2 and 3 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposals 4 and 5 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. There will be no broker- non votes.

What is the quorum requirement?
A quorum of the Company’s stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the virtual meeting or represented by proxy. On the record date, there were 65,339,695 shares of common stock outstanding and entitled to vote. Thus, the holders of 32,669,849 shares of common stock must be present at the virtual meeting or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in real time at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the Special Meeting.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000
The Company’s Board has approved a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000, to 200,000,000. The form of certificate of amendment to increase the Company’s authorized share capital is attached as Appendix A to this proxy statement.
The Company’s authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 shares have been designated Series B Convertible Preferred Stock, of which 79,246 shares are outstanding.
As of June 16, 2021, 65,339,695 shares of common stock are outstanding, 79,246 shares of preferred stock are outstanding, 15,062,139 shares of common stock are reserved for issuance upon exercise of outstanding warrants, 247,076 shares of common stock are reserved for future grants under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), 1,042,105 shares of our common stock are issuable upon the exercise of outstanding stock options, up to 325,000 shares of our common stock are issuable upon the vesting and settlement of restricted stock units outstanding and 12,641 reserved for issuance under other arrangements. This leaves only 17,971,524 shares of common stock available for future issuances.
The number of reserved shares in the preceding paragraph does not include (1) approximately 16.7 million shares reserved under warrants issued in June 2021 that are not exercisable unless an increase in the Company’s authorized common stock to 200 million shares becomes effective, and (2) up to an additional 450,000 shares that would become issuable under restricted stock units that become payable in shares upon a sufficient increase in shares reserved under the 2012 Plan.
Increasing the number of shares authorized will enable the Company to have sufficient shares for its anticipated equity financings, future equity offerings, other strategic acquisition opportunities, the continued issuance of equity awards under the 2012 Plan to recruit and retain key employees, and for other general corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock. The Company presently has no obligations to issue additional capital stock other than as described above.
The increased authorized capital stock will provide the Company’s Board with the ability to approve the issuance of additional shares of capital stock, and securities that are convertible or exercisable into shares of such capital stock, without further vote of the stockholders, except as required under applicable law. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Company’s Board. Under the Company’s Certificate of Incorporation, its stockholders do not have preemptive rights with respect to The Company’s common stock or preferred stock. Thus, should the Company’s Board elect to issue additional shares, existing stockholders would not have any preferential rights to purchase any shares. In addition, under the Company’s Certificate of Incorporation, the Company’s Board has the authority to approve the rights and preferences of classes or series of preferred stock without stockholder approval.
The proposed amendment to the Company’s Certificate of Incorporation is not being recommended in response to any specific effort of which the Company’s Board is aware to obtain control of the Company, and the Company Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of the Company’s Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current The Company Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. In the case of preferred stock, under certain circumstances, it may have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company.

To be approved, Proposal 1 must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy — in other words, a “For” vote from a majority of all outstanding shares of common stock (net of treasury shares). An abstention and a broker non- vote will have the same effect as an “Against” vote.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL STOCK AS SET FORTH ABOVE.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO AN AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE SHARE RESERVE
Background
The Company’s Amended and Restated 2012 Stock Incentive Plan (as amended, the “2012 Plan”) was approved by the Company’s stockholders in September 2012. The stockholders have approved several increases in the share reserve under the 2012 Plan. Most recently, on September 3, 2020, the stockholders approved an Amended and Restated 2012 Plan under which the share reserve was increased by 750,000 shares to 1,750,000 shares. Currently, 1,042,105 shares of common stock are reserved pursuant to outstanding awards under the 2012 Plan, and 247,076 shares are available for further awards under the 2012 Plan.
The Company’s Board has approved a proposal to amend the 2012 Plan to increase the share reserve by 1,500,000 shares, to 3,250,000 shares (the “Amendment”). The Board believes that approval of Proposal No. 2 is in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the 2012 Plan is an important factor in attracting, retaining, and motivating employees, consultants and directors in order to achieve the Company’s long-term growth and profitability objectives. The Board has carefully considered the proposed increase in the share reserve and believes that this increase will be sufficient to permit the Company to attract, retain and motivate employees, consultants and directors. The Company currently has only two executive officers and will require additional executive and operating officers in order to effect its business plans that will drive future stockholder value. This factor, in turn will require significant equity compensation in order to attract and motivate these new officers.
To be approved, Proposal 2 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. An abstention will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Below is a summary of the 2012 Plan, which is qualified entirely by reference to the complete text of the 2012 Plan, a copy of which reflecting the Amendment is attached as Appendix B to this proxy statement.
Description of the 2012 Plan
General.   The purpose of the 2012 Plan is to increase stockholder value and to advance the Company’s interests by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors. Incentives may be granted to employees (including officers) of the Company or its subsidiaries, members of the board, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) performance awards.
Shares Subject to 2012 Plan.   Subject to adjustment, the number of shares of common stock which may be issued under the 2012 Plan if the Amendment is adopted shall not exceed 3,250,000 shares. In addition, any shares that were available in the reserve of the Company’s prior stock incentive plan (the “2008 Plan”) were added to the 2012 Plan share reserve for issuance under the 2012 Plan. If an Incentive granted under the 2012 Plan or under the 2008 Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 2012 Plan pursuant to another Incentive.
Administration.   The 2012 Plan is administered by the compensation committee, or if no committee is designated, the Board. Notwithstanding the foregoing or anything else to the contrary contained in the Plan, the Company’s Chief Executive Officer or Chief Financial Officer may, on a discretionary basis and without the Committee’s review or approval, grant Stock Options to purchase up to 25,000 shares each to employees of the Company who are not officers of the Company. Such discretionary Stock Option grants shall not exceed 100,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer or Chief Financial Officer shall determine from time to time (i) the employees to whom grants will be made, (ii) the number of shares to be granted and (iii) the terms and provisions of each Stock Option (which need not be identical).
Description of Incentives
Stock Options.   The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of our common stock. The 2012 Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date, and the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. All incentive stock options must be granted within ten years from the earlier of the date of the 2012 Plan’s adoption by the board or approval by our stockholders.
Stock Appreciation Rights.   A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. The exercise price may not be less than the fair market value of the common stock on the grant date.
Stock Awards.   Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, with or without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.
Restricted Stock.   Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2012 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.
RSUs.   Restricted stock units represent the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Dividend equivalents may be granted with respect to any amount of RSUs and either paid at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs until the time for delivery of shares pursuant to the terms of the restricted stock unit award. RSUs may be satisfied by delivery of shares of stock, cash equal to the fair market value of the specified number of shares covered by the RSUs, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.
Performance Awards.   A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the compensation committee (such an Incentive is referred to as a “Performance Award”). The compensation committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to change the amounts payable under any Incentive subject to performance conditions.
Transferability of Incentives.   Incentives granted under the 2012 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, non-qualified stock options may be transferred by the holder thereof to certain family members or related entities.
Duration, Termination and Amendment of the Incentive Plan and Incentives.   The 2012 Plan will remain in effect until all Incentives granted under the 2012 Plan have been satisfied or terminated and all restrictions on shares issued under the 2012 Plan have lapsed.
The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders). The Board of Directors may amend or discontinue the 2012 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2012 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2012 Plan, change the class of persons eligible to receive Incentives under the 2012 Plan, or materially increase the benefits accruing to participants under the 2012 Plan. Generally, the terms of an existing Incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without stockholder approval, lower the exercise price of a previously granted stock option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another Incentive or cash or take any other action with respect to a stock option that may be treated as a re-pricing under the federal securities laws or generally accepted accounting principles, or (b) extend the term of the Incentive, with certain exceptions.
Change in Control; Effect of Sale, Merger, Exchange or Liquidation.   Upon the occurrence of an event satisfying the definition of “change in control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation or a similar event, the compensation committee has broad discretion to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2012 Plan and all Incentives and issuing to the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the Incentives had been exercised immediately before the transaction, or other specified actions.
2012 Plan Benefits
The amount and timing of all awards under the 2012 Plan are determined in the sole discretion of the compensation committee (or if no committee is designated, the board) and therefore cannot be determined in advance. The following table sets forth stock options and restricted stock that have granted under the 2012 Plan to the following persons and are outstanding:
Name and Position(1)	Number of Shares of Restricted Stock/RSUs	Number of Shares Underlying Options
J. Melville Engle, CEO	450,000(2)	125,139
Bob Myers, CFO	250,000(2)	47,478
Executive Group	700,000(2)	172,617
Non-Executive Director Group	0	212,349
Non-Executive Officer Employee Group	0	657,139

(1)
Dr. Carl Schwartz, the former Chief Executive Officer of the Company, does not have any outstanding awards under the 2012 Plan.

(2)
Includes the Long-Term Incentive Plan awards described below. In each case, the number of RSUs is shown, and the maximum number of shares issuable under such awards is 150% of the number of RSUs if performance is at the maximum level.

Long-Term Incentive Plan Awards
On May 17, 2021, the compensation committee of the Board adopted and approved a 2021 Long Term Incentive Plan (the “LTIP”) to provide appropriate incentives to the Company’s executive officers over the critical three year performance period consisting of fiscal years 2021, 2022 and 2023. Under the LTIP, the Company granted RSUs to the Company’s CEO, J. Melville Engle, and its CFO, Bob Myers, pursuant to the 2012 Plan. The LTIP awards consist of 300,000 RSUs for the CEO and 150,000 RSUs for the CFO granted as of May 17, 2021. Each RSU award consists of three equal tranches, corresponding to the three years in the performance period. These RSUs will vest on January 1, 2024, with the level of vesting of each tranche based on (1) the level of achievement of performance goals for the corresponding fiscal year (see below) and (2) continued employment of the executive through January 1, 2024. For each tranche, the RSUs will vest at the 100% level for performance at the target level; 50% for performance at the threshold level (with no vesting below the threshold level); and 150% for maximum performance (in other words, for maximum performance on both performance components in a fiscal year, the payout for that year would be 150% of the number of RSUs in the corresponding tranche). The level of vesting for each component is prorated between the threshold level and the target level, and between the target level and the maximum level. To the extent vested, the awards will be paid out on or before March 15, 2024, following the determination of the Company’s earnings per share in 2023. To the extent vested, the awards will be paid out in shares of common stock (subject to the possibility of partial cash payment as described below).
Performance-based vesting of the RSUs in the tranche for each fiscal year (100,000 RSUs per year for the CEO and 50,000 RSUs per year for the CFO) will be based equally on two components of performance:
(1)
Stock Price.   A stock price component is based on the average closing share price of the Company’s common stock over the last 20 trading days of the fiscal year, as set forth in the LTIP.

(2)
Earnings (Loss) Per Share.   An earnings component is based on the Company’s earnings (loss) per common share for that fiscal year, as set forth in the LTIP.

If the Committee determines that circumstances have changed and modification is required to reflect the original intent of the performance goals, the Committee may in its discretion increase (but not decrease) the number of RSUs that vest for any of the covered years.
The RSUs provide that, if the stockholders do not approve the Amendment or a sufficient amendment to the 2012 Plan on or before the vesting date of January 1, 2024, then only the first tranche of these RSUs will be paid out in common stock, and the second and third tranches will be paid out in cash equal to the value of the shares that would have vested and been paid out. Therefore, approval of Proposal 2 or a similar proposal prior to January 1, 2024 will result in the second and third tranches being paid out in shares of common stock, to the extent vested, rather than being payable in cash.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES, TO 3,250,000 SHARES.

PROPOSAL 3: APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO A PREVIOUSLY APPROVED EQUITY LINE OF CREDIT ARRANGEMENT
On October 24, 2019 we entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Oasis Capital, LLC (the “Investor”), providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that, upon the terms and subject to the conditions in the Purchase Agreement, the Investor is committed to purchase shares (“Put Shares”) having an aggregate value of up to $15.0 million (the “Maximum Commitment Amount”) of our common stock, $0.01 par value per share (“Common Stock”), during the period (the “Commitment Period”) commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) October 24, 2022, or (iii) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the Put Shares). Certain terms of the Purchase Agreement are described below. In consideration for the Investor’s execution and delivery of, and performance under the Purchase Agreement, the Company also issued to the Investor 104,651 shares (the “Commitment Shares”) of Common Stock having an aggregate market value of $450,000, based on the closing sale price per share on the NASDAQ Capital Market (“Nasdaq”) on October 23, 2019.
In order to ensure compliance with Listing Rule 5635(d), on October 23, 2019, we sought stockholder approval at a special meeting of the issuance of common stock pursuant to the Equity Line. Rule 5635(d) requires stockholder approval to sell shares of common stock in excess of 20% of the Company’s issued and outstanding shares of common stock, unless such sales satisfy certain requirements. The stockholders granted such approval, subject to a limitation of 5,000,000 shares of common stock that could be issued under the Equity Line without further stockholder approval.
Since we entered into the Purchase Agreement, we have sold all 5,000,000 Put Shares that were approved by the stockholders for sale under the Equity Line. However, there is currently still $9,200,828.90 remaining available under the Maximum Commitment Amount. Therefore, we are seeking further stockholder approval to sell additional Put Shares under the Purchase Agreement, up to the remaining Maximum Commitment Amount and up to an additional 20,000,000 shares.
Certain Terms of the Purchase Agreement
Under the terms of the Purchase Agreement, the Investor was not obligated to purchase Put Shares unless and until certain conditions were met, including but not limited to a registration statement on
Form S-1 being effective which registers the Investor’s resale of any Put Shares purchased by it under the Equity Line and the Commitment Shares. The Company has caused three such registration statements to become effective, the latest of which became effective on February 9, 2021. That registration statement covers the resales of up to an additional 9,713,526 Put Shares by the Investor.
Under the Purchase Agreement, we have the right to direct the Investor to purchase shares of common stock from us, subject to certain price and volume requirements. Generally, the price of the Investor’s purchases will reflect a 9% discount to the lesser of (i) the lowest traded price in the 10 trading days prior to the date the Company requests the sale of shares or (ii) the closing bid price on the date the shares are delivered. Under certain circumstances, the Company will have the right to request additional sales on the same date or one of the two subsequent days, at a price that reflects a 9% discount to the lesser of (i) the lowest traded price in the 10 days prior to the date the Company requests the sale of shares, (ii) the volume weighted average trading price on the date the shares are delivered or (iii) the closing bid price on the date the shares are delivered.
Reasons for Transaction and Effect on Current Stockholders
The Board of Directors has determined that our continuing ability to utilize the existing Equity Line would be in the best interests of the Company and its stockholders, because the right to sell additional Put Shares to the Investor will provide the Company with a reliable source of capital and the ability to access that capital when and as needed. Continuing sales to the Investor under the Equity Line will not affect the rights of the holders of outstanding common stock, but such sales will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Effect of Approval
If this Proposal 3 is approved by our stockholders, we will be able to issue additional shares to the Investor pursuant to the Purchase Agreement, which involves sales at prices lower than the Applicable Closing Price. The number of shares of common stock that we may issue will fluctuate from time to time based on the price of our common stock. The additional shares that we could issue to the Investor, if Proposal 3 is approved, will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.
Each additional share of common stock that would be issuable to the Investor will have the same rights and privileges as each share of our currently authorized common stock.
Stockholder Vote Required
To be approved, Proposal 3 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. An abstention will have the same effect as an “Against” vote. Broker non-votes will have no effect.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has selected Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as Predictive’s independent auditors for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Special Meeting. Representatives of Baker Tilly are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Second Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly as Predictive’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the majority of all shares present and entitled to vote on the matter, either in person or by proxy, will be required to ratify the selection of Baker Tilly. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. There will be no broker non-votes.
Principal accounting fees and services
In connection with the audit of the fiscal 2021 financial statements, Predictive entered into an engagement agreement with Baker Tilly, which sets forth the terms by which Baker Tilly will perform audit services for Predictive.
The following table represents aggregate fees billed to the Company (i) for the fiscal year ended December 31, 2020 by Baker Tilly and (i) for the fiscal year ended December 31, 2019 by Deloitte& Touche LLP (“Deloitte”), the Company’s principal accountants for those periods. All fees described below were approved by the Audit Committee.
	2020	2019
Audit Fees(1)	$306,235	$530,128
Audit-Related Fees(2)	27,461	—
Tax Fees(3)	22,250	34,719
All Other Fees(4)	37,415	—
	$393,361	$564,847

(1)
Audit Fees were principally for services rendered for the audit and/or review of Predictive’s consolidated financial statements. Also, includes fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters.

(2)
Audit-related fees in 2020 consisted of fees related to providing predecessor auditor with required representations related to registration statements filed in 2020, and there were no audit-related fees in 2019.Includes 33,334 Restricted Stock Units vesting within 60 days of June 16, 2021. Includes options to purchase 47,478 shares that are exercisable within 60 days of June 16, 2021.

(3)
Tax Fees consist of fees billed in the indicated year for professional services performed by Baker Tilly US, LLP with respect to tax compliance during 2020 and Deloitte with respect to tax compliance during 2019.

(4)
All Other Fees consist of fees related to consulting services performed by Baker Tilly US, LLP provided prior to Baker Tilly US, LLP’s engagement as the Company’s independent registered public accounting firm. All services were provided prior to April 1, 2020 and were related to the audit closing process for the year ended December 31, 2019 as further described in the Company’s Form 8-K filing on April 30, 2020. There were no other fees in 2019.

Pre-approval policies and procedures
The Audit Committee is required to pre-approve the audit and non-audit services performed by Predictive’s independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. The Audit Committee has determined that the rendering of the services other than audit services by Baker Tilly is compatible with maintaining the principal accountant’s independence.
Resignation of Independent Registered Public Accounting Firm
On April 24, 2020, the Company dismissed Deloitte as the Company’s independent registered public accounting firm in connection with auditing the Company’s financial statements commencing fiscal year 2020. On April 24, 2020, the Audit Committee formally approved the engagement of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
The reports of Deloitte on the Company’s audited consolidated financial statements for the two most recent fiscal years ended December 31, 2019 and 2018 (the “Deloitte Reports”) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Deloitte Reports did, however, include an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period preceding Deloitte’s dismissal, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with the Deloitte Reports.
As disclosed in the Company’s Form 10-K for the year ended December 31, 2019 filed with the SEC on April 1, 2020 (the “2019 10-K”), in connection with its evaluation of the effectiveness of its internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) as of December 31, 2019, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2019 due to a material weakness. In particular, management determined that the Company has not maintained adequate accounting resources with a sufficient understanding of U.S. GAAP to allow the Company to properly identify and account for new complex transactions. The Company’s activities to remediate this material weakness are disclosed in the 2019 10-K. Deloitte discussed this material weakness with the Audit Committee of the Board of Directors of the Company. The Company authorized Deloitte to respond fully to the inquiries by the successor independent registered public accounting firm concerning this material weakness.
The Company provided Deloitte with a copy of its Current Report on Form 8-K filed with the SEC on April 30, 2020 and disclosing Deloitte’s dismissal prior to its filing and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of the letter from Deloitte dated April 30, 2020 is filed with the Current Report as Exhibit 16.1.
Engagement of New Independent Registered Public Accounting Firm
As set forth above, concurrent with the decision to dismissal Deloitte as the Company’s independent registered public accounting firm, the Audit Committee approved the engagement of Baker Tilly as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.
THE PREDICTIVE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BAKER TILLY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 5: APPROVAL OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR APPROVAL OF PROPOSAL NOS. 1, 2, 3 AND/OR 4
In the event that there are not sufficient votes to constitute a quorum or to approve the proposal to effect the Charter Proposal (Proposal 1), the Plan Proposal (Proposal 2), the Equity Line Proposal (Proposal 3) and/or the Auditor Proposal (Proposal 4), such proposals could not be approved unless such meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by us at the time of the Special Meeting to be voted for adjournment, you are being asked to consider a proposal to approve the adjournment of the meeting, if necessary or appropriate, including to permit further solicitation of proxies if necessary to obtain additional votes in favor of any or all of such proposals.
If there are sufficient votes at the Special Meeting to approve one or more of Proposals 1, 2, 3 and 4, and this Proposal 5 is approved, but there are not sufficient votes to approve one or more of the proposals, the chairman of the Special Meeting intends to declare that any of the proposals have been approved and to then adjourn the meeting for the purpose of soliciting additional proxies to obtain the approval of such other proposals.
Stockholder Vote Required
To be approved, Proposal 5 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. An abstention will have the same effect as an “Against” vote. There will be no broker non-votes.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO ADJOURN THE SPECIAL MEETING AS SET FORTH ABOVE.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 16, 2021 (except where otherwise indicated) for:
•
each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of common stock;

•
each of our directors;

•
each of the named executive officers, as identified in our Annual Report on Form 10-K filed with the SEC on March 15, 2021; and

•
all the current directors and executive officers as a group.

The number of shares owned, total shares beneficially owned, and the percentage of common stock beneficially owned below assumes 65,339,695 shares of our common stock outstanding on June 16, 2021.
Beneficial ownership is determined under SEC rules and includes sole or shared power to vote or dispose of shares of our common stock. The number and percentage of shares beneficially owned by a person or entity also include shares of common stock subject to stock options that are currently exercisable or become exercisable within 60 days of June 16, 2021. However, these shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity. Except as indicated in footnotes to the table below or, where applicable, to the extent authority is shares by spouses under community property laws, the beneficial owners named in the table have, to our knowledge, sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.
Unless otherwise indicated, the address for each stockholder listed is: 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Officers and Directors
J. Melville Engle(2)	134,168	*
Bob Myers(3)	80,889	*
Charles Nuzum(4)	53,876	*
Gregory St. Clair(5)	38,208	*
Dr. Daniel Handley(6)	41,875	*
Dr. Nancy Chung-Welch(7)	49,934	*
Dr. Christina Jenkins	5,000	*
All directors and executive officers as a group (7 persons)	403,950	*
Dr. Carl Schwartz(8)	2,265,099	3.47%

*
Less than 1%.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)
Includes options to purchase 125,139 shares that are exercisable within 60 days of June 16, 2021.

(3)
Includes 33,334 Restricted Stock Units vesting within 60 days of June 16, 2021. Includes options to purchase 47,478 shares that are exercisable within 60 days of June 16, 2021.

(4)
Includes options to purchase 40,277 shares that are exercisable within 60 days of June 16, 2021.

(5)
Includes options to purchase 26,623 shares that are exercisable within 60 days of June 16, 2021.

(6)
Includes options to purchase 32,846 shares that are exercisable within 60 days of June 16, 2021.

(7)
Includes options to purchase 40,277 shares that are exercisable within 60 days of June 16, 2021.

(8)
Includes (i) 2,091,695 shares owned directly, and options to purchase 173,404 shares that are exercisable within 60 days of June 16, 2021.

Voting Agreement
On June 14, 2021, the Company entered into a Securities Purchase Agreement, dated June 14, 2021 (the “Purchase Agreement”) with several institutional and accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, on June 16, 2021 the Company issued and sold in a registered direct offering (the “Offering”) an aggregate of 15,520,911 shares (the “Shares”) of its common stock and warrants to purchase up to an aggregate of 15,520,911 shares of common stock at a combined offering price of $1.375 per share and the accompanying warrant, for gross proceeds of $21,341,252.63. The warrants have an exercise price equal to $1.25 per share, are exercisable on the effective date of an increase in the number of shares of the Company’s authorized common stock to 200,000,000 and will expire three years after the initial exercise date.
Pursuant to the Purchase Agreement, among other agreements, the Purchasers have agreed to vote all shares of Common Stock issued or issuable to such Purchaser pursuant to the Purchase Agreement, over which the Purchaser or its affiliates have voting control, in favor of any resolution presented by the management to the shareholders of the Company at a meeting of shareholders called for the purpose of obtaining approval of the shareholders to effect the increase in the number of shares of the Company’s authorized common stock to 200,000,000. As a result, the Company expects that the Purchasers will vote the Shares in favor of all of the proposals presented at the Special Meeting.

OTHER MATTERS
As of the date of this proxy statement, management does not intend to present any other items of business at the Special Meeting other than the proposals described above.
By Order of the Board of Directors /s/ J. Melville Engle J. Melville Engle Chief Executive Officer
Eagan, Minnesota
July 7, 2021

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE - www.proxypush.com/tick Use the Internet to vote your proxy until 4:00 p.m. Eastern time on August 9, 2021. Scan code below for mobile voting. PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 4:00 p.m. Eastern time on August 9, 2021. MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here The Board of Directors Unanimously Recommends a Vote FOR Items 1, 2, 3, 4 and 5. Proposal 1: To approve an amendment of the Company's certificate of incorporation to increase the number of authorized shares of Common Stock from 100,000,000, to 1. 200,000,000 For Against Abstain Proposal 2: To approve an amendment to the Amended and Restated 2012 Stock Incentive Plan to increase the reserve of shares of common stock authorized for issuance thereunder by 2. 1,500,000, to 3,250,000 For Against Abstain Proposal 3: To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of common stock of the Company pursuant to a previously approved equity line of 3. credit arrangement For Against Abstain Proposal 4: To ratify the appointment of the Company's independent registered public 4. accounting firm for the fiscal year ending December 31, 2021 For Against Abstain Proposal 5: To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of any of Proposals 1 through 4, in the event that there are not sufficient 5. votes at the time of the Special Meeting to approve any such proposal For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PREDICTIVE ONCOLOGY INC. SPECIAL MEETING OF STOCKHOLDERS Tuesday, August 10, 2021 3:00 p.m. Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 PREDICTIVE ONCOLOGY INC. 2915 Commers Drive, Suite 900 Eagan, Minnesota 55121 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on August 10, 2021. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5. By signing the proxy, you revoke all prior proxies and appoint J. Melville Engle and Bob Myers, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
PREDICTIVE ONCOLOGY INC.
(A Delaware Corporation)
Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Financial Officer of Predictive Oncology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:
RESOLVED: Section 4.1 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended and replaced with the following:
4.1    The total number of shares of stock that the Corporation shall have authority to issue is two hundred million (200,000,000) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and twenty million (20,000,000) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).
FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be August            , 2021.
The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of June , 2021, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on August 10, 2021 in accordance with Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of August            , 2021
PREDICTIVE ONCOLOGY INC.
By: /s/ Bob Myers Bob Myers, Chief Financial Officer

A-1

APPENDIX B
PREDICTIVE ONCOLOGY INC.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
Effective August    , 2021*

*
All numbers of shares of common stock herein have been adjusted for a one-for-ten (1:10) reverse stock split that was effective for trading purposes on October 29, 2019.

PREDICTIVE ONCOLOGY INC.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
1.   Purpose.   The purpose of the Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Predictive Oncology Inc. (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.
2.   Administration.   The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (b) shall be independent directors under listing rules of The Nasdaq Stock Market or, if the Company is no longer listed on The Nasdaq Stock Market, then any national securities exchange on which the Company’s common stock may be listed. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors. Notwithstanding the foregoing or anything else to the contrary contained in the Plan, the Company’s Chief Executive Officer or Chief Financial Officer may, on a discretionary basis and without the Committee’s review or approval, grant Stock Options to purchase up to 25,000 shares each to employees of the Company who are not officers of the Company. Such discretionary Stock Option grants shall not exceed 100,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer or Chief Financial Officer shall determine from time to time (i) the employees to whom grants will be made, (ii) the number of shares to be granted and (iii) the terms and provisions of each Stock Option (which need not be identical).
3.   Eligible Participants.   Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.
4.   Types of Incentives.   Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); restricted stock units (Section 8) and performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.
5.   Shares Subject to the Plan.
5.1.   Number of Shares.   Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 3,250,000 shares of Common Stock. In addition, as of the Effective Date, any shares available in the reserve of the Prior Plan (as defined in Section 10.18) shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock that are issued under the Plan or are subject to Incentives awarded under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.   Cancellation.   If an Incentive granted under the Plan or under the Prior Plan expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another Incentive. If any Shares subject to an Incentive granted under the Plan or under the Prior Plan are withheld or applied as payment in connection with the exercise of an Incentive (including the withholding of Shares on the exercise of a stock option or the exercise of an SAR that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall not again be available for grant under the Plan.
5.3.   Type of Common Stock.   Common Stock issued under the Plan in connection with Incentives will be authorized and unissued shares.
5.4.   Limitation on Awards Granted to Non-Employee Directors.   No member of the Board of Directors who is not also an employee of the Company may be granted any Incentive or Incentives that exceed in the aggregate $100,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year (provided that service solely as a director, or payment of a fee for such services, will not cause a director to be considered an “employee” for purposes of this Section 5.4). The foregoing limit shall not apply to any Incentive made pursuant to any election by the directors to receive an Incentive in lieu of all or a portion of annual and committee retainers and meeting fees.
6.   Stock Options.   A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
6.1.   Price.   The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the option price per share shall not be less than the Fair Market Value (as defined in Section 10.15) of the Common Stock on the Grant Date (as defined in Section 10.16).
6.2.   Number.   The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.
6.3.   Duration and Time for Exercise.   Subject to earlier termination as provided in Section 10.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 10.4.
6.4.   Manner of Exercise.   A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Before the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.
6.5.   Incentive Stock Options.   Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

(a)   The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.
(b)   Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.
(c)   All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.
(d)   Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.
(e)   The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.
(f)   If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.
7.   Stock Appreciation Rights.   An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:
7.1.   Price.   The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.
7.2.   Number.   Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option.
7.3.   Duration.   Subject to earlier termination as provided in Section 10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 10.4.
7.4.   Exercise.   An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.
7.5.   Issuance of Shares Upon Exercise.   The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:
(a)   the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by
(b)   the Fair Market Value of a share of Common Stock on the exercise date.
No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.
8.   Stock Awards, Restricted Stock and Restricted Stock Units.   A stock award consists of the transfer by the Company to a participant of shares of Common Stock, with or without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. Restricted stock units represent the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards, ,the transfer or sale of restricted stock and restricted stock units shall be subject to the following terms and conditions:
8.1.   Number of Shares.   The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.
8.2.   Sale Price.   The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.
8.3.   Restrictions.   All shares of restricted stock transferred or sold by the Company hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:
(a)   a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);
(b)   a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment, service on the Board of Directors or consulting engagement during any period in which such shares are subject to restrictions; and
(c)   such other conditions or restrictions as the Committee may deem advisable.
8.4.   Enforcement of Restrictions.   In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock or restricted stock units shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. At the Committee’s election, shares of restricted stock may be held in book entry form subject to the Company’s instructions until any restrictions relating to the restricted stock grant lapse.
8.5.   End of Restrictions.   Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.
8.6.   Rights of Holders of Restricted Stock and Restricted Stock Units.   Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.
8.7.   Settlement of Restricted Stock Units.   Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
8.8.   Dividend Equivalents.   In connection with any award of restricted stock units, the Committee may grant the right to receive cash, shares of stock or other property equal in value to dividends paid with respect to the number of shares represented by the restricted stock units (“Dividend Equivalents”). Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any award of restricted stock units shall be either (a) paid with respect to such restricted stock units at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such restricted stock units and the amount or value thereof automatically deemed reinvested in additional restricted stock units until the time for delivery of shares (if any) pursuant to the terms of the restricted stock unit award.
9.   Performance Awards.   The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee (such an Incentive is referred to as a “Performance Award”). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to change the amounts payable under any Incentive subject to performance conditions.
10.   General.
10.1.    Plan Effective Date and Shareholder Approval; Termination of Plan.   The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of any stock exchange, if any, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

10.2.   Duration.   The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the latest date of termination of the Plan as such date may be extended pursuant to Section 10.1.
10.3.   Non-transferability of Incentives.   No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than stock options intended to qualify as Incentive Stock Options pursuant to Section 6.5) may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 10.3.
10.4.   Effect of Termination or Death.   If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A, including the rules and regulations promulgated thereunder (together, “Code Section 409A”); and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.
10.5.   Restrictions under Securities Laws.   Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
10.6.   Adjustment.   In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.
10.7.   Incentive Plans and Agreements.   Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.
10.8.   Withholding.
(a)   The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. If so permitted by the Committee at the time of the award of any Incentive or at a later time, at any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).
(b)   Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.
10.9.   No Continued Employment, Engagement or Right to Corporate Assets.   No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.
10.10.   Payments Under Incentives.   Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.17, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.
10.11.   Amendment of the Plan.   The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.
10.12.   Amendment of Agreements for Incentives; No Repricing.   Except as otherwise provided in this Section 10.12 or Section 10.17, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, cancel a stock option or SAR when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for another Incentive or cash, or take any other action with respect to a stock option that may be treated as a repricing under the federal securities laws or generally accepted accounting principles; or (b) extend the term of the Incentive, except as provided in Sections 10.4 and 10.17.
10.13.   Vesting Upon Change In Control.   Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The

Committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. For purposes of this Section 10.13, “Change in Control” means the occurrence of any one or more of the following:
(a)   a merger, consolidation, statutory exchange or reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;
(b)   any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s shareholders;
(c)   there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or
(d)   individuals who, on the Effective Date, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (i) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Incentives subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply); and (ii) a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) solely as the result of a repurchase or other acquisition of securities by Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this clause (ii) shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b).
10.14.   Sale, Merger, Exchange or Liquidation.   Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:
(a)   providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such transaction, and (iii) any Incentive under the Employment Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.
(b)   providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.
(c)   providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.
(d)   to the extent that the vesting of any Incentives is not accelerated pursuant to Section 10.13, providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.
The Board of Directors may restrict the rights of participants or the applicability of this Section 10.14 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
10.15.   Definition of Fair Market Value.   For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:
(a)   If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b)   If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.
(c)   If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.
10.16.   Definition of Grant Date.   For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date established by the Committee as the date of grant of the Incentive.
10.17.   Compliance with Code Section 409A.
(a)   Except to the extent such acceleration or deferral is permitted by the requirements of Code Section 409A, neither the Committee nor a participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation (as defined in paragraph(d) below); provided, however, that payment shall be permitted if it is in accordance with a “specified time” or “fixed schedule” or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” (as those terms are defined under Code Section 409A) that is specified in the agreement evidencing the Incentive.
(b)   Notwithstanding anything in this Plan, unless the agreement evidencing the Incentive specifically provides otherwise, if a participant is treated as a Specified Employee (as defined in paragraph (d) and as determined under Code Section 409A by the Committee in good faith) as of the date of his or her “separation from service” as defined for purposes of Code Section 409A, the Company may not make payment to the participant of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the participant’s separation from service (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6-month period will be accumulated and payment delayed until the first date after the 6-month period. The Committee may specify in the Incentive agreement, that the amount of the Deferred Compensation delayed under this paragraph shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.
(c)   The Committee may, however, reform any provision in an Incentive that is intended to comply with (or be exempt from) Code Section 409A, to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A.
(d)   For purposes of this Section 10.17, “Deferred Compensation” means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A . Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A. A “Specified Employee” means a Participant who is a “key employee” as described in Code Section 416 (i) (disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on January 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A. Each participant will be identified as a Specified Employee in accordance with Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12-month period commencing on the first day of the fourth month following the identification date.

Notwithstanding the foregoing, no participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market (or otherwise) as of the date of the participant’s “separation from service” as defined in Code Section 409A.
10.18.   Prior Plan.   Notwithstanding the adoption of this Plan by the Board of Directors and its approval by the shareholders, the Company’s 2008 Equity Incentive Plan, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plan. From and after the Effective Date, no further grants and awards shall be made under the Prior Plan.